SCHEDULE 14A

                              (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934

Filed by the registrant  X
Filed by a party other than the registrant  __
[ ]_  Preliminary proxy statement            [ ] Confidential, For Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
[ ]   Definitive proxy statement
[x]   Definitive additional materials
[_]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       McDonnell Douglas Corporation
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             (Name of Registrant as Specified in Its Charter)
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       (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules  14a-6(i)(l) and 0-11 (1)
  Title of each class of securities to which transaction applies:

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  (2)  Aggregate number of securities to which transaction applies:

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  (3) Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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  (4)  Proposed maximum aggregate value of transaction:

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  (5)  Total fee paid:
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[ ]    Fee paid previously with preliminary materials.

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[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 (1)  Amount Previously Paid:

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 (2)  Form, Schedule or Registration Statement No.:

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 (3)  Filing Party:
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  (4)  Date Filed:
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

     The following articles will appear in various Company publications, beginning July 7, 1997:

                         Vote Your Shares Before July 22

     If you own McDonnell Douglas stock, it's time to vote on the pending merger with Boeing.

     A special shareholders meeting to consider the merger proposal has been set for July 25 in St. Louis. Voter instruction cards and business reply envelopes have been mailed, with the joint proxy statement/prospectus of Boeing and McDonnell Douglas, to all shareholders.

     In order to vote stock you own through one of the company savings plans (including the Employee Savings, Investment and Thrift Plans) or the Employee Payroll Stock Ownership Plan (PAYSOP, which was in effect only from 1983-1986), you must complete, sign and mail your voter instruction card in time for the trustee of your plan to receive it by July 22.

     Employees with stock in these plans may attend the July 25 special shareholders meeting but can vote only by mailing in signed voter instruction cards for receipt by the July 22 deadline.

     To  attend  the July 25  meeting,  employees  should  send or FAX a written
request  for  an  admittance  ticket  to  Judi  Kapeller,  M/C  S100-1240,   FAX
314/777-1007. Include your name, address and employee number.

                            Not Voting on the Merger
                            Equals Either Voting `No'
                       Or Giving Your Vote to Someone Else

     Don't forget, July 22 is the deadline for the savings plan trustee to receive your vote on the merger.

     To pass, the merger proposal must receive an affirmative vote by holders of two-thirds of all outstanding McDonnell Douglas shares. The proposal will be considered at a special shareholders meeting set for July 25 in St. Louis.

         The two-thirds requirement means that a shareholder's failing to vote can have the same effect as either voting against the proposal or to giving that vote to someone else, says Jim Palmer, chief financial officer.

         In order to vote stock owned through one of the company savings plans (including the Employee Savings, Investment and Thrift Plans) or the Employee Payroll Stock Ownership Plan (PAYSOP, which was in effect only from 1983-1986), employees or retirees must complete, sign and mail their voter instruction cards in time for the plans' trustee to receive them by July 22.

         Votes will be counted differently for the two plans.

         - For savings plans shares: The trustee will vote all shares held by each plan in the proportion as the votes cast by participants who return their ballots by July 22. Notes CFO Palmer: "If you don't vote your shares, the savings plan trustee will."


         - For PAYSOP shares: The trustee will vote only those ballots it receives prior to casting its vote. "And because passage requires two-thirds of all outstanding shares, no vote is equivalent to a 'no' vote," Palmer adds.

         If you own stock in your own name or through a bank or broker, you should follow the specific instructions mailed with the proxy statement/prospectus. (If you own stock both as an individual and through a savings plan, you will receive more than one proxy statement/prospectus.)

     The following message will appear on employees' payroll check stubs on Friday, July 11, 1997:

     Your vote counts! Promply return your proxy/voter card for the 7/25/97 Special Meeting of Shareholders. To obtain an admittance ticket, submit a request providing name, address and employee number to Shareholder Services, M/C 1001240.